Exhibit 8.1

Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

June 27, 2007

RFS Holding, L.L.C.
777 Long Ridge Road
Building B, 3rd Floor
Stamford, Connecticut  06927

GE Capital Credit Card Master Note Trust
777 Long Ridge Road
Building B, 3rd Floor
Stamford, Connecticut  06927

Re:	GE Capital Credit Card Master Note Trust, Series 2007—3
Registration Statement on Form S-3 (No. 333-130030)

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), and GE Capital Credit Card Master Note Trust (the “Note Trust”), in connection with (a) the filing by RFSHL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the above captioned Registration Statement, as amended (the “Registration Statement”), registering asset-backed notes representing debt of the Note Trust, and (b) the offering of the Series 2007-3 notes (the “Notes”) described in the prospectus supplement, dated June 22, 2007 (the “Prospectus Supplement”) and the base prospectus dated June 20, 2007 (together with the Prospectus Supplement, the “Prospectus”), which have been filed with the Commission pursuant to Rule 424(b) of the Act.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Prospectus.

Our opinion is based on our examination of the Prospectus, the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment to Securitization Documents,

dated as of February 9, 2004, and as further amended by the Second Amendment to Indenture, dated as of June 17, 2004, the Third Amendment to Master Indenture, dated as of August 31, 2006, and the Fourth Amendment to Master Indenture, to be dated as of June 28, 2007 (as so amended, the “Master Indenture”), between the Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by an Indenture Supplement, to be dated as of June 28, 2007 (the “Indenture Supplement”, and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, and such other documents, instruments and information as we considered necessary.

Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions.  This opinion is subject to the explanations and qualifications set forth under the caption “Federal Income Tax Consequences” in the Prospectus.  No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended,  based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the heading “Federal Income Tax Consequences”, which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes.  There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.  We hereby consent to the use of our name therein and to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus Supplement, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/  Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP

JBO/WAL